UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A (Amendment No. 1)
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 5, 2010
(August 15, 2005)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Explanatory Note.  This Current Report on Form 8-K/A amends the Current Report on Form 8-K (the “Original Form 8-K”) filed by PNM Resources, Inc. (“PNMR”) and PNMR’s wholly owned subsidiary, Public Service Company of New Mexico (“PNM”), on August 19, 2005, in connection with an amended and restated credit agreement (“Amended PNMR Credit Agreement”) entered into by PNMR on August 15, 2005, and a credit agreement (the “PNM Credit Agreement”) entered into by PNM on August 17, 2005.   Copies of the Amended PNMR Credit Agreement and the PNM Credit Agreement (the “Previously Filed Agreements”) were filed as Exhibits 10.1 and 10.3, respectively, to the Original Form 8-K.

The Previously Filed Agreements did not include the schedules and exhibits to those agreements.  The purpose of this Form 8-K/A is to include the schedules and exhibits to the Previously Filed Agreements.  For convenience of the reader, we are also refiling the Previously Filed Agreements.  No other matters are being reported and this Form 8-K/A does not otherwise make any changes to the Original Form 8-K.  Copies of the Amended PNMR Credit Agreement and the PNM Credit Agreement, with the schedules and exhibits thereto, are filed herewith as Exhibits 10.1 and 10.3, respectively.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number                    Exhibit

10.1
Amended and Restated Credit Agreement, dated as of August 15, 2005, among PNM Resources, Inc., the lenders party thereto, Bank of America, N.A., as administrative agent and Wachovia Bank, National Association, as syndication agent, together with the schedules and exhibits thereto.

10.2	Amended and Restated Guaranty Agreement, dated as of August 15, 2005, executed by PNM Resources, Inc., as Guarantor (not refiled).

10.3
Credit Agreement, dated as of August 17, 2005, among Public Service Company of New Mexico, the lenders party thereto, Wachovia Bank, National Association, as administrative agent and Union Bank of California, N.A., as syndication agent, together with the schedules and exhibits thereto.

99.1	Press Release dated August 17, 2005 (not refiled).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: January 5, 2010	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)